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                                                                      Exhibit 11



                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                          THREE MONTHS ENDED                    SIX MONTHS ENDED
                                               MARCH 31                             MARCH 31
                                        1998              1997               1998             1997
                                    --------------    -------------      -------------    --------------
(In thousands, except per share
    data)

Net earnings                          $    2,100        $    1,972         $    3,491       $    3,766
Weighted average number of
    common shares:

        Basic weighted average
           number of                       6,520             6,584              6,513            6,595
           outstanding common
           shares

Basic earnings per common
    shares:                           $      .32         $     .30         $      .54       $      .57
                                    --------------    -------------      -------------    --------------

Weighted average number of
    common and common stock
    equivalent shares:

        Dilutive effect (excess
           of number of shares
           issuable over number
           of shares assumed to
           be repurchased with
           the proceeds of
           exercised options
           based on the average
           market price during
           the period)                       477               192                472              184
                                    --------------    -------------      -------------    --------------

                                           6,997             6,776              6,985            6,779
                                    --------------    -------------      -------------    --------------

Diluted earnings per common
    and common stock
    equivalent shares:                $      .30         $     .29         $     .50        $      .56
                                    --------------    -------------      -------------    --------------


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